 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 29, 2012

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1778 McCarthy Blvd

Milpitas, California 95035

(Address of principal executive offices)

(408) 262-9003

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

On October 31, 2012, Sigma Designs, Inc. (the “Company”) issued a press release, among other matters, affirming its revenue guidance for its third fiscal quarter ended October 27, 2012. The press release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective as of October 29, 2012, the Company entered into an agreement with Dolby Laboratory Licensing Corporation (“Dolby”) whereby the Company agreed to pay Dolby $6.3 million, in exchange for Dolby's release of the Company from certain claims arising from the Company's license agreement with Dolby. As a result, the Company expects to incur an expense of $5.7 million in its third fiscal quarter ended October 27, 2012. The original license agreement to which Dolby's release of claims applies remains in effect.

Item 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

The information contained in this Item 9.01 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(c)	Exhibits.

Exhibit	Description

99.1	Press Release issued by Sigma Designs, Inc. dated October 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2012		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.                   Description

99.1                               Press Release of Sigma Designs, Inc. dated as of October 31, 2012.